Exhibit 10.1

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), is dated as of July 28, 2023, by and between Ault Alliance, Inc., a Delaware corporation (the “Company”), ____________ and ___________________ (“the “Investors”).

RECITALS:

WHEREAS, on March 28, 2023 each of the Investors surrendered for cancellation their 10% Secured OID Promissory Notes (the “Prior Notes”) originally in the principal amount of $5,500,000 each to the Company in connection with their entry into a Securities Purchase Agreement (the “SPA”) with the Company.

WHEREAS, pursuant to the SPA, the Investors used the Prior Notes as consideration for the purchase of an aggregate of 100,000 shares of its preferred stock, with each such share having a stated value of $100.00 and consisting of (i) 83,000 shares of Series E Convertible Preferred Stock (the “Series E Preferred Stock”), (ii) 1,000 shares of Series F Convertible Preferred Stock (the “Series F Preferred Stock”) and (iii) 16,000 shares of Series G Convertible Preferred Stock (the “Series G Preferred Stock”).

WHEREAS, each of the Preferred Shares owned by __________ as of the date hereof consists of an aggregate stated value of $4,612,620.99 of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock (the “__________ Preferred Stock”).

WHEREAS, each of the Preferred Shares owned by __________ as of the date hereof consists of an aggregate stated value of $4,611,791.41 of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock (the “__________ Preferred Stock” and with the __________ Preferred Stock, the “Preferred Shares”).

WHEREAS, __________, as of the date hereof, is the holder of that certain demand note issued by AAI on May 29, 2023 with an outstanding principal amount equal to $887,379.01 (the “__________ Demand Note”).

WHEREAS, __________, as of the date hereof, is the holder of that certain demand note issued by AAI on May 29, 2023 with an outstanding principal amount equal to $888,208.59 (the “__________ Demand Note and with the __________ Demand Note, the “Demand Notes”).

WHEREAS, the Company and the Investors desire to enter into this Agreement, pursuant to which, among other things, __________ shall exchange the shares of __________ Preferred Stock and the __________ Demand Note and __________ shall exchange the shares of __________ Preferred Stock and the __________ Demand Note for new notes that will be similar to the Prior Notes (“Exchange Notes”).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the each of the Investors hereby agrees as follows:

1.        Exchange of Preferred Shares Demand Notes for Exchange Notes. On the date hereof, each of the Investors shall, and the Company shall, exchange the Preferred Shares and the Demand Notes for the Exchange Notes without the payment of any additional consideration (the “Exchange”), as follows:

(a)       Delivery. In exchange for its receipt of the Preferred Shares, the Company shall, on the later to occur of (i) the date hereof, and (ii) its receipt of the originally executed Preferred Shares delivered to it by the Investors, issue to the Investors the Exchange Notes (the “Closing”). Promptly following the issuance of the Exchange Notes to the Investors, the Preferred Shares shall be cancelled and be of no further force or effect.

(b)       Mutual Release. Effective as of the time of consummation of the Exchange, each party hereto on behalf of itself and its affiliates (collectively, the “Releasing Parties”) hereby unconditionally release and forever discharge the other party hereto, including, but not limited to, all of such other party's present and former subsidiaries, affiliate companies, shareholders, officers, directors, employees, attorneys and agents, from any and all causes of action demands claims contracts, encumbrances, liabilities, obligations, expenses, losses, and rights of every nature and description, whether arising or pleaded in law or in equity, under contract, statute, tort or otherwise, whether known or unknown, whether accrued, potential, inchoate, liquidated, contingent or actual, asserted or that might have been asserted (“Claims”) which the Releasing Parties now have, have ever had or may hereafter have, accruing or arising contemporaneously with, or before the date hereof, based upon or arising out of the Preferred Shares.

(c)       Other Documents. The Company and the Investors shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

2.           Representations and Warranties.

(a)       __________ Representations and Warranties. __________ hereby represents and warrants to the Company that, as of the date hereof, __________ is the sole record and beneficial owner of the __________ Preferred Stock and will transfer and deliver to the Company at the Closing valid title to the __________ Preferred Stock, free from preemptive or similar rights, taxes, liens, charges and other encumbrances.

(b)       __________ Representations and Warranties. __________ hereby represents and warrants to the Company that, as of the date hereof, __________ is the sole record and beneficial owner of the __________ Preferred Stock and will transfer and deliver to the Company at the Closing valid title to the __________ Preferred Stock, free from preemptive or similar rights, taxes, liens, charges and other encumbrances.

(c)       Company Representations and Warranties. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement. The Exchange Notes and the issuance of the Exchange Notes have been duly authorized and upon issuance in accordance with the terms of this Agreement, the Exchange Notes will be validly issued, fully paid and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. The Exchange Notes shall be issued with the restrictive legend prescribed by the Securities Act. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not result in a violation of the certificate of incorporation or other organizational documents of the Company.

3.           Miscellaneous.

(a)       Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

(b)       Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the Parties or the duly authorized representatives of the respective Parties.

(c)       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws. Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement, any document relating hereto or delivered in connection with the transactions contemplated hereby, any statement, certificate, or other instrument delivered by or on behalf of, or delivered to, any party hereto or thereto in connection with the transactions contemplated hereby or thereby, any breach of this Agreement or such other document, or the other transactions contemplated hereby or thereby may be brought only in the state courts of the State of New York located in New York City, or in the United States District Court for the Southern District of New York and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it is not subject personally to the jurisdiction of such court if it has been duly served with process, that its property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address sin effect for notice under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The Company and the Investors waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

(d)       Assignment. This Agreement is not assignable except by operation of law, provided, however, that the Company may assign the Prior Notes to any of its affiliates.

(e)       Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, the Investors and the Company have duly executed this Agreement as of the date first written above.

COMPANY

AULT ALLIANCE, INC.

By:
Name:	Milton C. Ault III
Title:	Executive Chairman

__________

INVESTORS

By:
Name:
Title:	Manager

By:
Name:
Title:	Manager